EVERY CONTRACT OWNER’S VOTE IS IMPORTANT

          Your Vote is important!

          And now you can Vote on the PHONE or the INTERNET.

          It saves Money! Telephone and Internet voting saves postage costs.  Savings which can help minimize fund expenses.

          It saves Time!  Telephone and Internet voting is instantaneous – 24 hours a day.

          It’s Easy!  Just follow these simple steps:

          1.  Read your proxy statement and have it at hand.

          2.  Call toll-free 1-866-235-4258 or go to website: www.proxy-direct.com

          3.  Enter the 14-digit number located in the shaded box from your Voting Instruction Card.

          4.  Follow the recorded or on-screen directions.

          5.  Do not mail your Voting Instruction Card when you vote by phone or Internet.

Please detach at perforation before mailing.

VOTING INSTRUCTION                                  ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST                                VOTING INSTRUCTION
AZL Allianz AGIC Opportunity Fund
VOTING INSTRUCTIONS FOR A SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD April 24, 2013

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York.  The undersigned hereby instructs Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (collectively, “Allianz”) to represent and vote the number of shares of the AZL Allianz AGIC Opportunity Fund (the “Acquired Fund”), which is proposed to be reorganized into the AZL Oppenheimer Discovery Fund (the “Acquiring Fund”), represented by the number of votes attributable to the undersigned’s variable annuity or variable life insurance contract at the Special Meeting of Shareholders to be held on April 24, 2013, at 10:00 a.m., Central Time, at the offices of Allianz Life Insurance Company of North America, 5701 Golden Hills Drive, Minneapolis, Minnesota, and at any adjournment thereof, upon the matter below, as set forth in the Notice of a Special Meeting of Shareholders and in the accompanying proxy statement/prospectus.

VOTES OF CONTRACT OWNERS FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME PROPORTION AS THE VOTES OF CONTRACT OWNERS FOR WHICH VOTING INSTRUCTIONS ARE RECEIVED.  Receipt of the Notice of a Special Meeting of Shareholders and of the accompanying proxy statement is acknowledged by your execution of these voting instructions.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE:  1-866-235-4258

999 99999 999 999

NOTE:  PLEASE DATE THESE VOTING INSTRUCTIONS AND SIGN YOUR NAME IN THE EXACT FORM AS IT APPEARS HEREIN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.  IF YOU SIGN AS “TRUSTEE” OR “EMPLOYER”, PLEASE GIVE FULL TITLE AS SUCH.

Signature

Signature
__________________________________________________________
Date

PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY CONTRACT OWNER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to Be Held on April 24, 2013.
The Notice of Special Meeting of Shareholders, Proxy Statement and Voting Instruction Form
are available at:  [TO BE COMPLETED].

Please detach at perforation before mailing.

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD.

The undersigned hereby instructs Allianz to vote as indicated below.  IF YOU DO NOT INDICATE A CHOICE, YOUR RETURN OF THE SIGNED FORM SHALL BE CONSIDERED AS INSTRUCTIONS TO VOTE “FOR” APPROVAL OF THE PROPOSAL.  If any other matter properly comes before the Special Meeting of Shareholders, Allianz will vote in accordance with its best judgment.

PLEASE MARK VOTES AS IN THIS EXAMPLE:
 FOR               AGAINST           ABSTAIN

1.      To approve the Agreement and Plan of Reorganization (the “Plan”) between the Acquired Fund,  which is a series of the Allianz Variable Insurance Products Trust (the “VIP Trust”), and the Acquiring  Fund, which is another series of the VIP Trust.  Under the Plan, the Acquiring Fund would acquire all of the assets of the Acquired Fund in exchange solely for shares of the Acquiring Fund, which will be distributed proportionately to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund.